Blue Owl Technology Income Corp.

Notice of Withdrawal Form

BLUE OWL

Blue Owl Technology Income Corp. (referred to herein as the "Company" or "OTIC")

Offer to Repurchase Date: August 24, 2023
Expiration Date: September 29, 2023 at 7:00PM Eastern Time

To have your previously submitted repurchase canceled, this Notice of Withdrawal form must be received **in good order** no later than the expiration date listed above (unless the offer is extended). Do not submit this form to submit a repurchase request.

1 | Repurchase Withdrawal

☐ **By selecting here, the undersigned Shareholder of OTIC hereby withdraws the tender of his, her, or its Shares of OTIC, which the Shareholder submitted by a Tender Authorization form dated August 24, 2023. The undersigned recognizes that upon the timely receipt of this Notice of Withdrawal Form, properly executed, the Shares previously tendered will not be purchased by OTIC.**

Name of Investor(s)/Entity ____ OTIC Account Number ____ SSN/Tax ID Number ____

Share Class (select one) ☐ Class S ☐ Class D ☐ Class I

2 | Authorization and Signature of Investors

By signing below, the Investor hereby:

- authorizes OCIC to withdraw the tender request on file; and
- certifies and represents that [he/she/it] has full power, authority, and capacity to execute this Notice of Withdrawal Form; and the information provided above is true and correct.

Each Investor must sign below:

Investor or Authorized Person Signature ____ Date ____

Joint Investor or Authorized Person Signature ____ Date ____